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Exhibit 23.02

CONSENT OF ACCOUNTANTS

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company`s ability to continue as a going concern, dated December 14, 2002, included in Applied DNA Sciences, Inc. Current Report on Form 8-K, as amended, dated October 21, 2002 for this period ended September 30, 2002, and to all reference to our firm included in this Registration Statement.

                                      RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

McLean, Virginia
January 10, 2003
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